Exhibit (j) Consent of Independent Registered Public Accounting Firm

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Aegis Value Fund, Inc. and to the use of our report dated October 18, 2007 on the Aegis Value Fund, Inc.'s financial statements and financial highlights. Such financial statements and financial highlights appear in the 2007 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.


                                            /s/ Briggs, Bunting & Dougherty, LLP

                                                Briggs, Bunting & Dougherty, LLP

Philadelphia, Pennsylvania
December 27, 2007